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                         THE ROBERT MONDAVI CORPORATION
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11




                   COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                                       THREE MONTHS ENDED             NINE MONTHS ENDED
                                                            MARCH 31,                     MARCH 31,
                                                           ---------                      ---------
                                                        1996          1995             1996         1995
                                                        ----          ----             ----         ----
Weighted average number of
  common shares outstanding
  during the period                                 14,810,598    12,751,490        14,529,620   12,746,454
Common Stock equivalents
  considered to be outstanding
  for periods presented:
  Options                                              620,513        94,476           593,893       44,224
                                                  ------------  ------------      ------------  -----------
                                                    15,431,111    12,845,966        15,123,513   12,790,678
                                                  ============  ============      ============  ===========

Net income                                        $  5,881,000  $  5,692,000      $ 18,497,000  $12,835,000
                                                  ============  ============      ============  ===========

Primary earnings per share                        $        .38  $        .44      $       1.22  $      1.00
                                                  ============  ============      ============  ===========





                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE


                                                        THREE MONTHS ENDED              NINE MONTHS ENDED
                                                            MARCH 31,                       MARCH 31,
                                                            ---------                       ---------
                                                       1996          1995               1996           1995
                                                       ----          ----               ----           ----
Weighted average number of
  common shares outstanding
  during the period                                  14,810,598    12,751,490          14,529,620   12,746,454
Common Stock equivalents
  considered to be outstanding
  for periods presented:
  Options                                               620,810        90,389             596,398       69,458
                                                   ------------  ------------        ------------  -----------
                                                     15,431,408    12,842,479          15,126,018   12,815,912
                                                   ============  ============        ============  ===========

Net income                                         $  5,881,000  $  5,692,000        $ 18,497,000  $12,835,000
                                                   ============  ============        ============  ===========

Fully diluted earnings per share                   $        .38  $        .44        $       1.22  $      1.00
                                                   ============  ============        ============  ===========


